UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 20, 2009

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 20, 2009, we amended our term loan and revolving credit facility agreement to increase flexibility under our financial covenants and to support our previously announced plant network optimization and other expense reduction initiatives.  The amendment provides for exclusions, through the credit agreement maturity in April 2011, from the defined calculation of consolidated EBITDA including up to $346 million in restructuring charges,  any litigation-related charges and credits until these items are paid or received,  up to $1.137 billion of any cash payments for litigation settlements or damage awards (net of any litigation payments received), and all cash payments for litigation settlements (net of litigation payments received) related to amounts that were recorded in our financial statements before January 1, 2009.  At the same time, we prepaid $500 million of our term loan and reduced our revolving credit facility by $250 million.  As a result, our next debt maturity of $325 million is due in April 2010. In addition, the agreement provides for an increase in interest rates on our term loan borrowings from LIBOR plus 1.00 percent to LIBOR plus 1.75 percent at current credit ratings and increases the fee on unused facilities from 0.175 percent to 0.500 percent.

A copy of the amendment is filed herewith as Exhibit 10.1.

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Today we announced updated financial results for the fourth quarter ended December 31, 2008. Subsequent to the release of earnings on January 28, 2009, we accrued for a patent litigation settlement and, as expected, finalized a previously announced goodwill impairment charge.  In accordance with U.S. Generally Accepted Accounting Principles, these events are required to be recorded in the fourth quarter as they occurred after the January 28, 2009 earnings release and before the filing of the Company’s Annual Report on Form 10-K.

The patent litigation settlement resulted in a pre-tax charge of $23 million ($18 million after-tax).  The finalization of the goodwill impairment charge reflected a $54 million credit (on both a pre-tax and after-tax basis) and resulted in a final charge of $2.613 billion compared to the previously reported charge of $2.667 billion.

A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Form of Second Amendment to Credit Agreement.

99.1	Press Release issued by Boston Scientific Corporation dated February 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: February 26, 2009	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Second Amendment to Credit Agreement.

99.1	Press Release issued by Boston Scientific Corporation dated February 26, 2009.